Exhibit 1

  Resolution of Board of Directors of Ameritas Variable Life Insurance Company
               Establishing Ameritas Variable Separate Account VA


                    AMERITAS VARIABLE LIFE INSURANCE COMPANY
                               BOARD OF DIRECTORS
                               CONSENT RESOLUTION

                                  May 17, 2002

         The undersigned being all of the members of the Board of Directors of Ameritas Variable Life Insurance Company in lieu of a special meeting, unanimously consent to and adopt the following Resolutions #1- 2.

         Each member, by signing this consent, jointly and severally waives notice of the time, place, and purpose of the special meeting of the Board of Directors, and each of the undersigned agrees to the transaction of business of such special meeting by unanimous consent of all of the members, in lieu of such special meeting.

         Further, this Consent Resolution may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same Consent Resolution.

                                  RESOLUTION #1

Ameritas Variable Separate Account VA (Annuity)

     BE IT RESOLVED, That the Board of Directors of Ameritas Variable Life Insurance Company ("Company"), pursuant to the provisions of Section 44-2203 of the Revised Statutes of Nebraska, hereby establishes a separate account designated " Ameritas Variable Separate Account VA" (hereinafter "Separate Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

     FURTHER RESOLVED, That Separate Account is established for the purpose of providing for the issuance by the Company of variable annuity contracts, or other insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such annuity contracts; and

     FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account shall, in accordance with the annuity contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

     FURTHER RESOLVED, That Separate Account shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account shall invest in the shares of a designated mutual fund portfolio and net premiums under annuity contracts shall be allocated to the eligible portfolios set forth in the annuity contracts in accordance with instructions received from owners of the annuity contracts; and

     FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account as it may hereafter deem necessary or appropriate; and

     FURTHER RESOLVED, That the President and Chief Executive Officer, any Vice President, the Treasurer, the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate

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

the commencement of Separate Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Separate Account as deemed necessary or appropriate and consistent with the terms of the annuity contracts; and

     FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of Separate Account hereafter to such other designation as it may deem necessary or appropriate; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the annuity contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said annuity contracts for sale and the operation of Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

     FURTHER RESOLVED That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the annuity contracts and any and all amendments to the foregoing on behalf of Separate Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

     FURTHER RESOLVED, That Donald R. Stading, Vice President, Secretary and General Counsel is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the annuity contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions (including an application to request exemptive relief for the transfer of variable products of Acacia

National Life Insurance Company pursuant to an assumptive reinsurance agreement), consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officer or legal counsel deem it to be in the best interests of Separate Account and the Company; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account and the Company to execute and file irrevocable written consents on the part of Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the annuity contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account and of the Company for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the Company will institute procedures for providing voting right for owners of the annuity contracts with respect to securities owned by Separate Account; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with The Advisors Group, Inc. ("TAG") or other qualified entity under which TAG or such other entity will be appointed principal underwriter and distributor for the annuity contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account and the design, issuance, and administration of the annuity contracts; and

     FURTHER RESOLVED, That because Separate Account will invest solely in the securities issued by specific mutual fund corporations registered under the Investment Company Act of 1940, that the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreements as may be necessary or appropriate to enable such investments to be made; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

                                  RESOLUTION #2

Ameritas Variable Separate Account VL (Life)

     BE IT RESOLVED, That the Board of Directors of Ameritas Variable Life Insurance Company("Company"), pursuant to the provisions of Section 44-402 of the Revised Statutes of Nebraska, hereby establishes a separate account designated "Ameritas Variable Separate Account VL" (hereinafter "Separate Account") for the following use and purposes, and subject to such conditions as hereinafter set forth:

     FURTHER RESOLVED, That Separate Account is established for the purpose of providing for the issuance by the Company of variable life insurance contracts, and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such life insurance contracts; and

     FURTHER RESOLVED, That the income, gains and losses, whether or not realized, from assets allocated to Separate Account shall, in accordance with the life insurance contracts, be credited to or charged against such account without regard to other income, gains, or losses of the Company; and

     FURTHER RESOLVED, That Separate Account shall be divided into Investment Subdivisions, each Investment Subdivision in Separate Account shall invest in the shares of a designated mutual fund portfolio and net premiums under life insurance contracts shall be allocated to the eligible portfolios set forth in the life insurance contracts in accordance with instructions received from owners of the life insurance contracts; and

     FURTHER RESOLVED, That the Board of Directors expressly reserves the right to add or remove any Investment Subdivision of Separate Account as it may hereafter deem necessary or appropriate; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to invest such amount or amounts of the Company's cash in Separate Account or in any Investment Subdivision thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account's operations and/or to meet any minimum capital requirements under the Investment Company Act of 1940; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized to transfer cash from time to time between the Company's general account and Separate Account as deemed necessary or appropriate and consistent with the terms of the life insurance contracts; and

     FURTHER RESOLVED, That the Board of Directors of the Company reserves the right to change the designation of Separate Account hereafter to such other designation as it may deem necessary or appropriate; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, with such assistance from the Company's independent certified public accountants, legal counsel and independent consultants or others as they may require, be and they hereby are, severally authorized and directed to take all action necessary to: (a) Register Separate Account as a unit investment trust under the Investment Company Act of 1940, as amended; (b) Register the life insurance contracts in such amounts, which may be an indefinite amount, as the said officers of the Company shall from time to time deem appropriate under the Securities Act of 1933; and (c) Take all other actions which are necessary in connection with the offering of said life insurance contracts for sale and the operation of Separate Account in order to comply with the Investment Company Act of 1940, the Securities Exchange Act of 1934, the Securities Act of 1933, and other federal laws, including the filing of any amendments to registration statements, any undertakings, and any applications for exemptions from the Investment Company Act of 1940 or other applicable federal laws as the said officers of the Company shall deem necessary or appropriate; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, hereby are severally authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission on behalf of Separate Account and by the Company as sponsor and depositor a Form of Notification of Registration Statement under the Securities Act of 1933 registering the life insurance contracts and any and all amendments to the foregoing on behalf of Separate Account and the Company and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company; and

     FURTHER RESOLVED, That Donald R. Stading, Vice President, Secretary and General Counsel is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, hereby is severally authorized on behalf of Separate Account and on behalf of the Company to take any and all action that each of them may deem necessary or advisable in order to offer and sell the life insurance contracts, including any registrations, filings and qualifications both of the Company, its officers, agents and employees, and of the policies, under the insurance and securities laws of any of the states of the United States of America or other jurisdictions, and in connection therewith to prepare, execute, deliver and file all such applications, reports, covenants, resolutions, applications for exemptions (including an application to request exemptive relief for the transfer of variable products of Acacia National Life Insurance Company pursuant to an assumptive reinsurance agreement), consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which the said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as the said officer or legal counsel deem it to be in the best interests of Separate Account and the Company; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and they hereby are, severally authorized in the names and on behalf of Separate Account and the Company to execute and file irrevocable written consents on the part of Separate Account and of the Company to be used in such states wherein such consents to service of process may be requisite under the insurance or securities laws therein in connection with said registration or qualification of the life insurance contracts and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of Separate Account and of the Company for the purpose of receiving and accepting process; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, be, and hereby is, severally authorized to establish procedures under which the

Company will institute procedures for providing voting right for owners of the life insurance contracts with respect to securities owned by Separate Account; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, is hereby severally authorized to execute such agreement or agreements as deemed necessary and appropriate (i) with The Advisors Group, Inc. ("TAG") or other qualified entity under which TAG or such other entity will be appointed principal underwriter and distributor for the life insurance contracts and (ii) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of Separate Account and the design, issuance, and administration of the life insurance contracts; and

     FURTHER RESOLVED, That because Separate Account will invest solely in the securities issued by specific mutual fund corporations registered under the Investment Company Act of 1940, the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreements as may be necessary or appropriate to enable such investments to be made; and

     FURTHER RESOLVED, That the Chief Executive Officer, President and Chief Operating Officer, any Vice President, the Treasurer, or the Secretary, and each of them, with full power to act without the others are hereby severally authorized to execute and deliver such agreements and other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.

Dated as of May 17, 2002.

/s/ Lawrence J. Arth                         /s/ Kenneth C. Louis
-----------------------------               ---------------------------
Lawrence J. Arth                             Kenneth C. Louis


/s/ William J. Atherton                      /s/ JoAnn M. martin
-----------------------------               ---------------------------
William J. Atherton                          JoAnn M. Martin


/s/ Thomas C. Godlasky                       /s/ Gary R. McPhail
-----------------------------               ---------------------------
Thomas C. Godlasky                           Gary R. McPhail



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